UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 21, 2018

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01      Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this report is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2018, Diffusion Pharmaceuticals Inc. (the “Company”) appointed William Hornung, 50, as the Company’s Chief Financial Officer. Mr. Hornung was also designated as the Company’s principal financial officer and principal accounting officer effective as of such date. Prior to his appointment as Chief Financial Officer, Mr. Hornung served as the Company’s Chief Business Officer from August 2017 to September 2018. From December 2015 until July 2017, Mr. Hornung served as an independent consultant for a number of companies principally in the pharmaceutical industry. Prior to that, he served as Chief Financial Officer of ContraVir Pharmaceuticals, Inc. from June 2014 to November 2015. From April 2012 to March 2014, Mr. Hornung served as the Vice President of Finance for PTC Therapeutic, a public biotechnology company. From February 2009 until March 2012, Mr. Hornung served as Controller of PTC Therapeutics. Mr. Hornung received his Bachelor of Science degree from The William Paterson State University of NJ in 1992. There are no family relationships between Mr. Hornung and any of the Company's current or former directors or executive officers, and Mr. Hornung is not a party any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended

In connection with his appointment as Chief Financial Officer, effective September 21, 2018, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) whereby Mr. Hornung will serve as the Company’s Chief Financial Officer. The Employment Agreement has an indefinite term. Under the Employment Agreement, Mr. Hornung will receive an initial annual base salary of $298,100 and has a target bonus opportunity equal to 35% of his base salary. Mr. Hornung’s annual salary is subject to increase at the discretion of the Board of Directors of the Company (the “Board”). The Board may, in its discretion, pay a portion of Mr. Hornung’s annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a Change of Control (as defined in the Employment Agreement) occurs, Mr. Hornung’s entire base salary and annual bonus will be paid in cash. For 2018, the cash portion of Mr. Hornung’s base salary is $216,666.

In the event that Mr. Hornung’s employment is terminated by the Company other than for Cause, death or Disability or upon his resignation for Good Reason (as such terms are defined in the Employment Agreement), Mr. Hornung will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a Change of Control, then Mr. Hornung will be entitled to receive the same severance benefits as provided above except he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) 18 times the monthly COBRA premium for Mr. Hornung and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and in installments over 12 months in other cases). In addition, if Mr. Hornung’s employment is terminated by the Company without Cause or by Mr. Hornung for Good Reason, in either case, upon or within 24 months following a Change of Control, then Mr. Hornung will be entitled to full vesting of all equity awards received by Mr. Hornung from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that Mr. Hornung’s employment is terminated due to his death or Disability, Mr. Hornung (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

All severance is subject to the execution and non-revocation of a release of claims by Mr. Hornung or his estate, as applicable.

Mr. Hornung is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee and independent contractor non-solicitation (each applicable during employment and for 18 months thereafter), as well as confidentiality and non-disparagement restrictions (each applicable during employment and at all times thereafter).

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 21, 2018, the Company ended its employment relationship with Ben L. Shealy, the Company’s former Senior Vice President, Finance, principal financial officer and principal accounting officer. Mr. Shealy is entitled to certain severance benefits as described in his employment agreement with the Company, dated October 12, 2016, subject to his execution and non-revocation of claims. In connection with the foregoing, effective September 26, 2018, the Company and Mr. Shealy entered into a separation letter memorializing such severance benefits and providing for certain modifications to the vesting and termination provisions of Mr. Shealy’s existing equity awards. The foregoing summary of the separation letter does not purport to be complete and subject to, and is qualified in its entirety by, the full text thereof, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)        Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of September 21, 2018, by and between William Hornung and Diffusion Pharmaceuticals Inc.
10.2	Separation Letter, effective as of September 26, 2018, by and between Ben L. Shealy and Diffusion Pharmaceuticals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2018	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer